Exhibit 10.1

AGREEMENT

THIS AGREEMENT, (“Agreement”), is made and entered into as of the 4th day of December, 2023, and will become effective December 11, 2023, by and among The Knightsbridge Group a Bangkok Company (“KG”) located at Emporium Suites 622 Dsukhumvit Rd., # 3016, Klongton, Klongtoey, Bangkok, Thailand, 10110 and Star Alliance International Corp., publicly traded on the OTC Markets under the ticker symbol (“STAL”) a Nevada Corporation, located at (the 2300 West Sahara Avenue, # 800, Las Vegas, NV 89102 (“STAR”), individually the (“Party”) and together the (“Parties”).

WITNESSETH:

WHEREAS, KG is a financial services provider with expertise in financial market expansion, digital asset management and legal representation; and

WHEREAS, STAR is a publicly listed gold mining company with substantial reserves that desires to collaborate with KG who will assist STAR in identifying and connecting with investor markets in Asia, including market research, strategy development and networking to facilitate STAR’s investor outreach. , subject to the terms and conditions described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements described in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KG and STAR hereby agree as follows:

1. DEVELOPMENT OF GOLD_BACKED DIGITAL ASSET. KG will develop and issue a Digital Gold Coin (“DGC”) backed by STAR’s gold assets. The name of the coin will be STARAU. The coin will be marketed on the Liquid platform in Asia. KG will manage the DGC and will work with STAR to ensure that all the necessary paperwork required by the SEC and any other Government agency are completed and timely filed.

2. EXPLORATION OF DIGITAL ASSET OPPORTUNITIES. KG will work together with STAR to explore additional opportunities related to digital assets, equity and derivatives that can enhance STAR’s financial standing and growth.

3. LEGAL REPRESENTATION. KG will provide legal representation and advisory services through, Knightsbridge Law Co., Ltd., in the Asian markets with foreign regulators, to ensure that STAR works within the regulatory framework and remains compliant with applicable laws.

4. CONSIDERATION. KG will be entitled to the following for the services it is to provide:

a/. Forty-eight (48) million common shares of STAR stock using an S-8 process for the legal fees

b/. 50,000 Series D preferred shares of stock that will have the right to convert in twelve months. Each preferred share will convert to five hundred (500) common shares of stock. The conversion and rights of the preferred stock is fully described in the Certificate of Designation attached as Exhibit A

c/. Ten (10) percent of the developed and issued DGC, will be retained by KG as payment for development and maintenance of the DGC developed for STAR.

5.KG should understand that the preferred shares in STAR received as a part of the purchase price will bear substantially the following legend:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”) OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE UNITS MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. IN ADDITION, THE RIGHTS AND OBLIGATIONS OF THE HOLDER OF THIS CERTIFICATE, AND THE ABILITY OF THE HOLDER TO TRANSFER THE UNITS REPRESENTED BY THIS CERTIFICATE, ARE SUBJECT TO THE APPROVAL OF THE MEMBERS OF THE COMPANY AND OTHER RESTRICTIONS, TERMS AND CONDITIONS OF THE OPERATING AGREEMENT OF THE COMPANY, A COPY OF WHICH CAN BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.

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6.CONSIDERATION. The aggregate purchase price to be paid by the Buyer for the member units shall be, fully defined on Exhibit B attached hereto (the “PURCHASE PRICE”) and shall include all the assets as shown on exhibit A and all documentation relating to the business.

7.ASSUMPTION OF LIABILITIES. KG releases STAR from and KG shall assume and shall be obligated and liable for any of the expenses, obligations, contracts or commitments of KG for the purpose of this transaction.

8.REPRESENTATIONS AND WARRANTIES OF STAR. STAR hereby represents and warrants to KG that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as hereafter defined).

8.1 Authority; Capacity. STAR through its Chairman and CFO has full power, authority and capacity to execute and deliver, and to perform its duties and obligations under this Agreement. This Agreement is the legal, valid and binding obligation of the STAR and is enforceable against STAR in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding may be brought. STAR is current with its state, federal, exchange and OTC Market securities filings.

8.2 No Conflicts; Consents. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which STAR is subject to; (ii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which STAR is a party or bound by; or (iii) require STAR to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement, except as required in the Companies’ respective operating agreements and SEC guidelines.

8.3 Litigation. There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits, mediations, arbitrations or other legal proceedings pending or threatened against STAR that would materially impair the ability of STAR to perform it’s duties or obligations under, or to consummate the transactions contemplated by, this Agreement.

8.4 Taxes. STAR has duly and timely filed all tax returns and reports required to be filed prior to the date of this Agreement and has duly and timely paid all taxes that have been incurred or are due and payable pursuant to any assessment with respect to taxes in such jurisdictions. No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of tax has been proposed, asserted or assessed by any taxing authority against STAR. There are no actions, suits, taxing authority proceedings, or audits now in progress, pending or threatened against STAR, and there are no liens for taxes (other than for current taxes not yet due and payable) against STAR.

8.5 Brokers’ Fees and Commissions. STAR has not employed or retained any investment banker, broker, finder or intermediary, and such no fee or other commission is owed to any third party.

8.6 Full Disclosure. No representation or warranty of STAR in this Agreement or any agreement, document or scheduled, executed or delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact which makes any such representation or warranty misleading.

9.REPRESENTATIONS AND WARRANTIES OF KG. The Buyer hereby represents and warrants to STAR that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

9.1Organization & Delinquency of Filings. KG is duly organized under the laws of Thailand.

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9.2Authority; Capacity. KG has full power and authority to execute and deliver, and to perform its duties and obligations under, this Agreement.. The execution and delivery of, the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement and any agreement, document, instrument or certificate executed or to be executed in connection with this Agreement, have been duly authorized by all necessary action on the part of KG. This Agreement is the legal, valid and binding obligation of KG and is enforceable against KG in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding may be brought.

9.3No Conflicts; Consents. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the organizational documents, as amended, of KG; (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which KG are subject; (iii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which KG is a party or bound by; or (iv) require KG to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement.

9.4Litigation. There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits, mediations, arbitrations or other legal proceedings pending or threatened against KG that would materially impair the ability of KG to perform its duties or obligations under, or to consummate the transactions contemplated by, this Agreement.

9.5Full Disclosure. No representation or warranty of KG in this Agreement or any agreement, document either scheduled executed or delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact which makes any such representation or warranty misleading.

10.ENVIRONMENTAL MATTERS. KG and STAR (i) have obtained all applicable permits, licenses and other authorizations which are required under federal, state or local laws relating to pollution or protection of the environment (“Environmental Laws”), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes; (ii) is in full compliance with, and not in violation of, any terms and conditions of any required permits, licenses and authorizations, and any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of nor has it received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any Environmental Law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Seller’s (or any agent’s) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; (iv) has taken all actions necessary under applicable requirements of Environmental Laws, rules or regulations to register any products or materials required to be registered by Seller (or its agents) thereunder; and (v) has not transported, stored, used, manufactured, released, disposed of or handled any hazardous substance or any product containing a hazardous substance in violation of any Environmental Law.

11.CLOSING. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur no later than December 15, 2023 (the “Closing Date”) via the electronic delivery of required closing documents hereunder:

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11.1Deliveries by STAR. At Closing, or within five days,STAR shall execute and deliver: (i) Stock certificates or electronic version of those stocks provided by STAR’s transfer agent. (ii) the Copy of Board Resolution ratifying this Agreement (iii) any other document, certificate or instrument deemed reasonably requested by KG to consummate the transactions contemplated by this Agreement.

11.2Deliveries KG. At Closing or within five days, KG shall execute and deliver: (i) Documents relating to the DGC; (ii); (iii) any other document, certificate or instrument deemed reasonably requested by the Seller to consummate the transactions contemplated by this Agreement.

12EMPLOYMENT

(a)STAR does not maintain, contribute to or have any liability under any employee benefit plans, programs, arrangements or practices, including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any deferred compensation or retirement plans or arrangements, or other similar material arrangements for the provision of benefits (excluding any “Multi-employer Plan” within the meaning of Section 3(37) of ERISA or a “Multiple Employer Plan” within the meaning of Section 413(c) of the Code). STAR does not have any obligation to create any such plan.

13.TERMINATION. This Agreement may be terminated upon providing written notice to the other Party at or prior to Closing as follows.

13.1Written Consent. By the written consent of the Buyer and the Seller, which termination shall be effective as of the date described in such consent.

13.2Misrepresentation or Breach. By STAR or KG if: (i) any representation or warranty of the other Party in this Agreement shall be false, misleading or incorrect in any material respect; or (ii) the other Party shall fail to perform any of its duties, obligations or covenants described in this Agreement by or within the required period, which failure to perform is not cured within fifteen (15) days after the non-defaulting Party notifies the defaulting Party in writing of such failure to perform.

14.No Closing. In the event the transactions contemplated by this Agreement are not consummated on or before December 15, 2023 or within the required timeline included herein, there shall be no requirement or obligation to Close and this Agreement shall be terminated.

15.Effects of Termination. In the event this Agreement is terminated, STAR and KG shall have no further rights, duties, obligations or responsibilities described in this Agreement, except for: (i) the respective indemnification rights and obligations of the parties described in Sections 8 and 9 of this Agreement; and (ii) any other right, duty, obligation or responsibility provided for in this Agreement to survive the termination of this Agreement notwithstanding. Notwithstanding the foregoing, in the event that termination of this Agreement occurs as a result of a party’s failure to perform or misrepresentation, the defaulting party shall be obligated and responsible for any and all costs and expenses (including reasonable attorney’s fees) incurred by the non-defaulting party related to or connected with this Agreement.

16.INDEMNIFICATION BY STAR. STAR hereby covenants and agrees to indemnify, save, defend, hold harmless, discharge, and release KG and their legal representatives from and against any and all losses, claims, investigations, damages, deficiencies liabilities, demands, assessments, judgments, expenses, actions, suits, claim arising from, based upon, related to, or associated with (i) any breach of any representation or warranty of STAR contained in this Agreement; (ii) any failure of STAR to perform or observe any terms, conditions or covenants contained in this Agreement; and (iii) any and all tax Liabilities with respect to the Shares of common and preferred stock arising, resulting or incurred after the Closing Date.

17.INDEMNIFICATION BY KG. KG hereby covenants and agrees to indemnify, save, defend, hold harmless, discharge, and release STAR and their officers, Directors and Shareholders and legal representatives from and against any and all losses, claims, investigations, damages, deficiencies liabilities, demands, assessments, judgments, expenses, actions, suits, claim arising from, based upon, related to, or associated with (i) any breach of any representation or warranty of KG contained in this Agreement; (ii) any failure of KG to perform or observe any terms, conditions or covenants contained in this Agreement; and (iv) any and all tax Liabilities with respect to the Shares issued arising, resulting or incurred after the Closing Date.

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18SURVIVAL OF REPRESENTATIONS AND COVENANTS. STAR and KG hereby agree and covenant that all of the representations, warranties and covenants in this Agreement shall survive the Closing or termination of this Agreement for a period of five (5) years.

19.ENTIRE AGREEMENT. This Agreement and the exhibits attached to this Agreement constitute the entire agreement and understanding between STAR and KG and supersede any and all prior understandings, agreements or representations between STAR and KG whether written or oral, related in any way to the subject matter of this Agreement.

20.BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, STAR and KG and their respective heirs, officers, directors and shareholders, legal representatives, successors and permitted assigns.

21.ASSIGNMENT. Neither Party may assign any of his rights, or delegate any of their duties or obligations, under this Agreement without the prior written consent of the other Party, which consent may be withheld, conditioned or delayed at the Party’s sole discretion.

22.COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instruments.

23.ELECTRONIC SIGNATURES. The parties agree that this Agreement may be signed and delivered by electronic signature via facsimile, email or any other means of electronic transmission (“Electronic Signature”). The Electronic Signature shall be binding and enforceable as if each party had signed originally. The parties may electronically store and preserve this Agreement, and discard and otherwise destroy the original signed document(s). Any reproduction of this Agreement containing a replication of the parties’ original signatures and electronic signatures and derived from the parties’ electronic storage system will be deemed to be original and authentic and may serve in the place of the original signed document for all intents and purposes.

24.HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

25.NOTICES. Any notices or communications required or permitted to be given by this Agreement must be (i) given in writing, (ii) electronically via the email addresses below, with a read receipt, or (iii)be personally delivered or mailed by prepaid mail or overnight courier, or by facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, to the address of such party as follows:

To STAR:	Star Alliance International Corp. 2900 West Sahara, Road, # 800, Las Vegas, NV 89102 E mail: tony@staralliancemines.com and rcarey1940@gmail.com

To KG:	The Knightsbridge Group. Emporium Suites 622 Dsukhumvit Rd. # 3016, Klongton, Klongtoey, Bangkok, Thailand, 10110 E mail: chappy@knights.app and knightsbridgecbt@hotmail.com

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication sent by overnight courier, or (iv) on the day such notice or communication is transmitted and the sender has received a confirmation of such by other means of communication. Any party may, for purposes of this Agreement, change its address, or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other parties.

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26.AMENDMENTS. This Agreement may be amended at any time by a written instrument signed by STAR and KG.

27.WAIVER; INJUNCTIVE RELIEF. No failure on the part of STAR and KG to exercise, and no delay in exercising, any right, power or remedy created under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by STAR and KG to any breach of, or default in, any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition of this Agreement. The terms and provisions of this Agreement, whether individually or in their entirety, may only be waived in writing and signed by the party against whom or which the enforcement of such waiver is sought. No right, remedy or election given by any term of this Agreement or made by either party shall be deemed exclusive, but shall be cumulative with all other rights, remedies and elections available at law or in equity. STAR and KG acknowledge that the rights created by this Agreement are unique and recognizes and affirms that in the event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved party may have no adequate remedy at law. Accordingly, STAR and KG agree that the other party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce such party’s rights and the obligations of the other party not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of a bond or other security).

28.SEVERABILITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained in this Agreement shall not be affected thereby.

29.PREVAILING PARTY. In the event that either party brings any suit, action or proceeding against the other party for any reason arising from or related to this Agreement, then the prevailing party shall be entitled to recover from the other party any and all costs and expenses, including reasonable attorney fees, arising from or related to the suit, action or proceeding.

30.FURTHER ACTIONS. From and after the execution of this Agreement, STAR and KG agree to, upon the request of the other party, execute and deliver to the other party any further documents, certificates or instruments, and to perform any further acts as may be required or reasonably requested to complete or evidence the transaction contemplated by this Agreement.

31.CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by STAR and KG, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

32.ABSENCE OF REVIEW. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved this Agreement or determined this Agreement or any other document related to this Agreement is truthful or complete. Any representation to the contrary is a criminal offense.

33.PLURAL; GENDER. Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Words used in the masculine or the feminine, where the context so permits, shall be deemed to mean the other and vice versa. The definitions of words in the singular in this Agreement shall apply to such words when used in the plural where the context so permits and vice versa, and the definitions of words in the masculine or feminine in this Agreement shall apply to such words when used in the other form where the context so permits and vice versa.

34.GOVERNING LAW; VENUE; JURISDICTION. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. STAR and KG further agree that any dispute arising out of this Agreement shall be decided by either the State or Federal Court located in Las Vegas, Nevada. STAR and KG shall each submit to the jurisdiction of those courts and agree that service of process by certified mail, return receipt requested, shall be sufficient to confer said courts with in personam jurisdiction.

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35.WAIVER OF JURY TRIAL. STAR and KG HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE TRIABLE BY A JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION WITH THIS AGREEMENT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY STAR and KG AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY MAY OTHERWISE ACCRUE. STAR and KG ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY

36.Arbitration right for both parties. If material monetary losses occur for either STAR or KG and can not be resolved by negotiation between the two parties, both KG and STAR agree to have the matter heard by a US based arbitrator and be bound by the decision. For the purpose of this agreement, material monetary loss shall be defined as a loss of greater than $50,000.00 USD.

[Blank Space Prior to Signatures Page]

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SIGNATURE PAGE

PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the 1st day of December, 2023.

STAR ALLIANCE INTERNATIONAL CORP:

/s/ Anthony L. Anish

By: Anthony L. Anish

TITLE: Chief Financial Officer

THE KNIGHTSBRIDGE GROUP:

/s/ David Chlapowski

By: David Chlapowski

TITLE: Managing Director

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EXHIBIT A

DESIGNATION

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CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES D PREFERRED STOCK

OF

STAR ALLIANCE INTERNATIONAL CORP.

The undersigned, Anthony Anish, hereby certifies that:

1.I am the Chief Financial Officer/Secretary of STAR ALLIANCE INTERNATIONAL CORP., a Nevada corporation (the “Company”).

2.The Company is authorized to issue 25,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which 1,000,000 shares are designated as Series A Preferred Shares and 1,000,000 Series A Preferred Shares are issued and outstanding; and 1,883,000 shares are designated as Series B Preferred Shares and 1,833,000 Series B Preferred Shares are issued and outstanding and 1,000,000 shares are designated as Series C Preferred shares and 0 Series C Preferred Shares are issued and outstanding.

3.The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid in accordance with the corporation law of the State of Nevada, and as set forth in this Certificate of Designations, Preferences, Rights and Limitations of Series Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series D Preferred Stock, which will consist of 1,000,000 shares of Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), which the Company has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designations, Preferences, Rights and Limitations of Series D Preferred Stock in accordance with the foregoing resolution and the provisions of Nevada law.

ARTICLE I

Series D Preferred Stock

Section 1.Designation and Amount. The number of shares so designated as Series D Preferred Stock is 1,000,000 which will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series D Preferred Stock. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series D Preferred Stock are as set forth in this Certificate of Designation (this “Certificate of Designations”). Each share of Series D Preferred Stock shall have, subject to Section 8(b), a stated value of $1.00 (the “Stated Value”).

Section 2.Ranking and Voting. Ranking. The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Company’s common stock, par value 0.001 per share (“Common Stock”), and (b) junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company.

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Voting. Except as set forth herein, Series D Preferred Stock shall have the right to vote on any matters requiring shareholder approval or any matters on which the shareholders are permitted to vote. With respect to any voting rights of the Series D Preferred Stock set forth herein, the Series D Preferred Stock shall vote as a class, each share of issued Series D Preferred Stock shall have five hundred votes on any such matter, and any such approval may be given via a written consent in lieu of a meeting of the Series D Holders. Any reference herein to a determination, decision or election being made by the “Majority Holders” shall mean the determination, decision or election as made by Holders holding a majority of the issued and outstanding shares of Series D Preferred Stock at such time.

Section 3. Dividends. Each share of Series D Preferred Stock will not carry an annual dividend.

Section 4Coupon. There will be no interest due on these Series D Preferred shares

Section 5.Protective Provision.

A.So long as any shares of Series D Preferred Stock are outstanding, the Company will not, without the affirmative approval of the Majority Holders (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends or a liquidation preference senior to the Series D Preferred Stock, (iii) amend its Articles of Incorporation, as amended, or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series D Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), (vi) breach any of the provisions set forth herein; or (vii) enter into any binding agreement with respect to any of the foregoing.

B.A “Deemed Liquidation Event” means: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

C.The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance hereof.

Section 6.Liquidation.

A.Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon any Deemed Liquidation Event, after payment or provision for payment of debts and other liabilities of the Company, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series D Preferred Stock, if any, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series D Preferred Stock by reason of their ownership thereof, the Holders will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series D Preferred Stock equal to (i) the Stated Value plus (ii) any accrued but unpaid dividends, the Default Adjustment (as defined herein), if applicable, Failure to Deliver Fees (as defined herein), if any, and any other fees as set forth herein (the amounts in this clause (ii) collectively, the “Adjustment Amount”).

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B.If, upon any liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, the assets of the Company will be insufficient to make payment in full to all Holders of the liquidation preferences hereunder, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Section 7. Conversion.

A.Conversion Right. At any time following Three hundred sixty (360) days after the Issuance Date, the Holder shall have the right at any time, to convert all or any part of the outstanding Series D Preferred Stock into fully paid and non-assessable shares of Common Stock, at the rate of five hundred (500) common shares for each preferred share, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall any Holder be entitled to convert any portion of the Series D Preferred Stock in excess of that number of Series D Preferred Stock that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series D Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series D Preferred Stock with respect to which the determination of this provision is being made, would result in beneficial ownership by the Holder and its affiliates of more than 30% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of Series D Preferred Stock shall be five common shares for each preferred share converted.

B.Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Series D Preferred Stock issued. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Series D Preferred Stock shall be convertible at the five common shares of stock for each Series D preferred shares of stock.,

C.Method of Conversion.

i.Mechanics of Conversion. As set forth in hereof, the shares of Series D Preferred Stock may be converted by the Holder thereof, either as to all of such Holder’s shares of Series D Preferred Stock or as to a portion of such Holder’s shares of Series D Preferred Stock, at any time from time to time after three hundred sixty (360) days following the Issuance Date, by submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and within fifteen (15) days following such conversion surrendering the converted Series D Preferred Stock to the Company’s transfer agent.

ii.Surrender of Series D Preferred Stock Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of the Series D Preferred Stock in accordance with the terms hereof, the converting Holder shall be required to physically surrender the certificate representing the Series D Preferred Stock being converted to the Company (or its transfer agent) and, in the event that less than all of the Stock represented by such certificate is being converted, the Company shall return to the applicable Holder a new certificate representing the unconverted shares of Series D Preferred Stock.

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iii.Delivery of Common Stock Upon Conversion. Upon receipt by the Company from a Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as set forth herein, and the certificate representing the Series D Preferred Stock as required herein, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the applicable Holder certificates for the Common Stock issuable upon such conversion, and any replacement certificate representing the unconverted shares of Series D Preferred Stock, if applicable, within ten (10) business days after such receipt (the “Deadline”). Upon receipt by the Company of a Notice of Conversion, the applicable Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding Series D Preferred Stock held by such applicable Holder shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations hereunder, all rights with respect to the shares of Series D Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the applicable Holder shall have given a Notice of Conversion as provided herein and comply with the other requirements herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the applicable Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the applicable Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the applicable Holder in connection with such conversion.

iv.Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the applicable Holder and its compliance with the provisions set forth herein, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the applicable Holder by crediting the account of applicable Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian system.

v.Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting a Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of the Series D Preferred Stock is not delivered by the Deadline due to action and/or inaction of the Company, the Company shall pay to the applicable Holder $100 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is: (i) a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Company to effect delivery of such Common Stock; or (ii) not the result of the willful, purposeful and/or intentional actions of the Company. Such cash amount shall be paid to applicable Holder by the fifth (5th) day of the month following the month in which it has accrued. The Company agrees that the right to convert is a valuable right to the applicable Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the damages provision contained in this section are justified and reasonable.

vi.Concerning the Shares. The shares of Common Stock issuable upon conversion of the Series D Preferred Stock may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the applicable Holder who agrees to sell or otherwise transfer the shares only in accordance with this section and who is an accredited investor (as defined in Rule 501 under Regulation D promulgated pursuant to the Securities Act). Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be removed and the Company shall issue to the applicable Holder a new certificate therefore free of any transfer legend if the Company or its transfer agent shall have received an opinion of counsel from applicable Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of the Series D Preferred Stock such security is registered for sale by the applicable Holder under an effective registration statement filed under the Securities Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the applicable Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default hereunder.

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E.Effect of Certain Events.

i.Effect of Merger, Consolidation, Etc. At the option of the Majority Holders, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined herein) or Persons when the Company is not the survivor shall be deemed to be an Event of Default hereunder. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

ii.Adjustment Due to Distributions. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then each Holder shall be entitled to receive the applicable portion of such Distribution on an as-converted-to-Common-Stock basis, assuming that the Series D Preferred Stock were converted to Common Stock on the day immediately prior to the record date for holders of the Common Stock entitled to receive such Distribution, but, for the avoidance of doubt, without any conversion to Common Stock actually being required.

F.Stock Register. The Company will keep at the offices of the transfer agent, a register of the Series D Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series D Preferred Stock, and amounts so converted and the dates of such conversions. Upon the surrender of any certificate representing Series D Preferred Stock at such place, the Company, at the request of the record Holder of such certificate, will execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

G.Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered Holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

Section 8.Events of Default.

A.If any of the following events of default (each, an “Event of Default”) shall occur:

i.Failure to Redeem. The Company fails to pay the Mandatory Redemption Amount when due as set forth herein and such breach continues for a period of ten (10) days after written notice from the Majority Holders.

ii.Conversion and the Shares. The Company fails to issue shares of Common Stock to a Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by a Holder of the conversion rights of a Holder in accordance with the terms hereof, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to a Holder upon conversion of or otherwise pursuant to the terms hereof as and when required hereby, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to a Holder upon conversion of the Series D Preferred Stock or otherwise pursuant to the terms hereof, as and when required by the terms hereof, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the applicable Holder upon conversion of or otherwise pursuant to the terms hereof as and when required by the terms hereof (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this section) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after a Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default hereunder, if a conversion of the Series D Preferred Stock is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of a Holder, such Holder advances any funds to the Company’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the applicable Holder within two (2) business days of a demand from the applicable Holder.

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iii.Breach of Covenants. The Company breaches any material covenant or other material terms or conditions contained in this Certificate of Designations or in any purchase agreement, subscription agreement or other agreement pursuant to which any Holder has acquired any shares of Series D Preferred Stock, and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Majority Holders.

iv.Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, or in any purchase agreement, subscription agreement or other agreement pursuant to which any Holder has acquired any shares of Series D Preferred Stock, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holders with respect to the Series D Preferred Stock.

v.Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

vi.Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

vii.Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on at least one of the OTC electronic quotations systems (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange.

viii.Failure to Comply with the Exchange Act. The Company shall fail to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act (the filing of a Form 15 shall be an immediate Event of Default).

ix.Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business occurs.

x.Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

xi.Financial Statement Restatement. The restatement of any financial statements filed by the Company with the Securities and Exchange Commission (“SEC”) at any time after 180 days after the Issuance Date for any date or period until the Series D Preferred Stock is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holders with respect to the terms hereof (including the conversion rights hereof).

xii.Replacement of Transfer Agent. In the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered (including, but not limited to, the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent and the Company.

xiii. Suspension of Trading of the Company’s common stock by the SEC pursuant to Section 12(k) of the Exchange Act;

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Section 9.Miscellaneous.

A.Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series D Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Company will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

B.Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

C.Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, and, if sent to the Company, addressed to the Company at its principal office address or, if sent to a Holder, to the address of the Holder as set forth in the books and records of the Company. Any notice or other communication required or permitted to be given hereunder shall be deemed effective: (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation (if delivered on a business day during normal business hours where such notice is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

D.Jurisdiction. Any action brought by any party against any other concerning this Certificate of Designations shall be brought only in the state courts of Nevada or in the federal courts located in Nevada. The Company and each Holder hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and each Holder waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Certificate of Designations is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Certificate of Designations. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with the Series D Preferred Stock by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

E.Remedies. The Company and each Holder acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Company or the Holder, as applicable, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company and each Holder acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designations will be inadequate and agrees, in the event of a breach or threatened breach of the provisions of this Certificate of Designations, that the Company or the Holders, as applicable, shall be entitled, in addition to all other available remedies at law or in equity, (the parties will not be entitled of any punitive damages or penalties, but, only real and actual damages), to an injunction or injunctions restraining, preventing or curing any breach of this Certificate of Designations and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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F.Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as ant Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Designation and any of the rights and preferences set forth herein including but not limited to the conversion of the Series D Preferred Shares into shares of common stock whether by Rule 144 or a court approved settlement of conversion of the Series D Preferred Shares into shares of common stock pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

G.Headings. The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 4th December, 2023.

STAR ALLIANCE INTERNATIONAL CORP.

By: /s/ Anthony Anish

Name: Anthony Anish

Title: Chief Financial Officer/Secretary

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